Exhibit 10.46

Execution Version

EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (this “Agreement”) is entered into on August 8, 2022, by and between Post Holdings, Inc., a Missouri corporation (“Post”), and each of the financial institutions party hereto and identified on Schedule I hereto (the “Funding Incremental Term Loan Lenders”).
WHEREAS, BellRing Brands, Inc., a Delaware corporation formerly known as BellRing Distribution, LLC (“BellRing”), separated from Post pursuant to the terms set forth in that certain Transaction Agreement and Plan of Merger (as it may be amended from time to time, the “Transaction Agreement”), dated as of October 26, 2021 and amended as of February 28, 2022, among Post, BellRing, BellRing Intermediate Holdings, Inc., a Delaware corporation (“Old BellRing”) and BellRing Merger Sub Corporation, a Delaware corporation;
WHEREAS, on March 10, 2022, Post completed the distribution of approximately 80.1% of Post’s interest in BellRing to Post’s shareholders (the “Distribution”);
WHEREAS, in the Distribution, Post retained 19,397,339 shares of common stock, par value $0.01 per share, of BellRing (the “Retained Shares”);
WHEREAS, Post, as borrower, has entered into that certain Joinder Agreement No. 2, dated as of July 25, 2022 (as it may be amended from time to time, the “Incremental Term Loan Joinder”), with the Funding Incremental Term Loan Lenders or their respective affiliates, as lenders, Barclays Bank PLC, as administrative agent, and JPMorgan Chase Bank, N.A., as sub-agent to the administrative agent (in such capacity, the “Incremental Administrative Agent”), pursuant to which the Funding Incremental Term Loan Lenders or their respective affiliates made available, and Post borrowed, incremental term loans under the Credit Agreement (as defined in the Incremental Term Loan Joinder) in an aggregate principal amount of $450,000,000 (the “Series A Incremental Term Loans”), the proceeds of which were used by Post to consummate a tender offer for a portion of its 4.625% Senior Notes maturing in April 2030 and 4.50% Senior Notes maturing in September 2031;
WHEREAS, Post has requested that BellRing register a disposition of the Retained Shares by the Funding Incremental Term Loan Lenders (or their respective designees on their behalf) under the United States Securities Act of 1933 (as amended, together with the rules and regulations promulgated thereunder, the “Securities Act,” and such disposition, the “Registered Offering”);
WHEREAS, Section 5 of the Incremental Term Loan Joinder permits Post to prepay all of the outstanding Series A Incremental Term Loans, in whole or in part, with cash or, with prior written consent of each of the Funding Incremental Term Loan Lenders, with an alternative form of consideration;

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WHEREAS, in accordance with Section 5 of the Incremental Term Loan Joinder, Post desires to prepay $342,324,000 in aggregate principal amount (the “Exchange Prepayment Amount”) of the outstanding Series A Incremental Term Loans, together with all accrued and unpaid interest with respect to the Exchange Prepayment Amount and expenses owed thereunder, through a combination of (i) with respect to the Exchange Prepayment Amount, the assignment and transfer of 14,800,000 of the Retained Shares (the “Transferred Retained Shares”) by Post to the Funding Incremental Term Loan Lenders (or their respective designees), and which number of Transferred Retained Shares represents an amount of consideration for the cancellation of the Exchange Prepayment Amount based on arm's-length negotiations between Post and the Funding Incremental Term Loan Lenders, and (ii) with respect to accrued and unpaid interest with respect to the Exchange Prepayment Amount and expenses owed thereunder, cash on hand; and each of the Funding Incremental Term Loan Lenders, as lenders under the Credit Agreement, desires to accept such Transferred Retained Shares as prepayment of the Exchange Prepayment Amount of the outstanding Series A Incremental Term Loans;
WHEREAS, Post desires that, after giving effect to prepayment of the Exchange Prepayment Amount as described above, $107,676,000 in aggregate principal amount (the “Remaining Principal Amount”) of the Series A Incremental Term Loans shall remain outstanding pursuant to the Incremental Term Loan Joinder and the Credit Agreement until maturity of the Series A Incremental Term Loans or earlier prepayment in accordance with the terms thereof;
WHEREAS, each of the Funding Incremental Term Loan Lenders desires that the transfer of the Transferred Retained Shares referred to above be effected via delivery by Post through the Depository Trust Company’s Deposit & Withdrawal at Custodian (“DWAC”) system to J.P. Morgan Securities LLC, an affiliate of the Incremental Administrative Agent, as custodian on behalf of and at the designation of the Funding Incremental Term Loan Lenders (or their respective designees) as prepayment for the Exchange Prepayment Amount of the Series A Incremental Term Loans; and
WHEREAS, BellRing, Post and the Funding Incremental Term Loan Lenders (or their respective designees), as selling stockholders, intend to enter into an Underwriting Agreement to be dated as of the date hereof (as it may be amended from time to time, the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters specified in such Underwriting Agreement (together, the “Underwriters”), in connection with the Registered Offering, under which the Underwriters will agree to purchase from the Funding Incremental Term Loan Lenders (or their respective designees), and the Funding Incremental Term Loan Lenders (or their respective designees) will, severally and not jointly, agree to sell to the Underwriters, all of the Transferred Retained Shares received by the Funding Incremental Term Loan Lenders (or their respective designees) from Post at a purchase price of $23.13 per share.
NOW THEREFORE, in consideration of the representations, warranties and agreements contained in this Agreement, the parties hereto agree as follows:
1.The Exchange.
(a)Subject to the terms and on the conditions and in reliance upon the representations and warranties in this Agreement, at the Closing (as defined below):

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(i)Post will provide written notice (the “Prepayment Notice”) to the Incremental Administrative Agent that it intends to optionally prepay the Exchange Prepayment Amount of the outstanding Series A Incremental Term Loans on the Closing Date (as defined below) in accordance with Section 5 of the Incremental Term Loan Joinder, which amount will be repaid to the Funding Incremental Term Loan Lenders through the assignment and transfer of the Transferred Retained Shares from Post to the Funding Incremental Term Loan Lenders (or their respective designees), in each case pursuant to the terms hereof;
(ii) Post agrees to pay the Cash Interest Amount (as defined below) to the Incremental Administrative Agent (for further distribution to the Funding Incremental Term Loan Lenders, pro rata in accordance with the principal amount of Series A Incremental Term Loans held by each such Funding Incremental Term Loan Lender as of the time of execution hereof (as set forth across from each such Funding Incremental Term Loan Lender’s name on Schedule I hereto)); and
(iii)Post will assign and transfer through the Depository Trust Company’s DWAC system, to J.P. Morgan Securities LLC, as custodian on behalf of, and at the designation of, the Funding Incremental Term Loan Lenders (or their respective designees), and J.P. Morgan Securities LLC, as custodian on behalf of each Funding Incremental Term Loan Lender (or its designee), will accept from Post, all of the Transferred Retained Shares set forth across from each Funding Incremental Term Loan Lender’s name on Schedule I hereto as prepayment for the Exchange Prepayment Amount of the Series A Incremental Term Loans, in accordance with the terms hereof;
and upon the consummation of such transactions, the aggregate principal amount of Series A Incremental Term Loans outstanding shall be automatically reduced by the Exchange Prepayment Amount, such that only the Remaining Principal Amount of the Series A Incremental Term Loans remains outstanding, with such reduction being applied to the Series A Incremental Term Loans of each Funding Incremental Term Loan Lender pro rata in accordance with the principal amount of Series A Incremental Term Loans held by each such Funding Incremental Term Loan Lender as of the time of execution hereof (as set forth across from each such Funding Incremental Term Loan Lender’s name on Schedule I hereto). Such transactions as collectively outlined in this Section 1(a)(i) through (iii) are hereinafter referred to as the “Exchange.”
(b)The closing of the Exchange (the “Closing” and, the date upon which the Closing occurs, the “Closing Date”) shall occur at the office of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (or at such other location or locations as may be mutually agreed upon in writing by the Funding Incremental Term Loan Lenders and Post), subject to the satisfaction (or waiver by the Funding Incremental Term Loan Lenders or Post, as applicable) of the conditions set forth in Section 4 of this Agreement on August 11, 2022.
(c)At the Closing, Post shall assign and transfer to J.P. Morgan Securities LLC, as custodian on behalf of each Funding Incremental Term Loan Lender (or its designee) the number of Transferred Retained Shares set forth across from each Funding Incremental Term Loan Lender’s name on Schedule I hereto and in connection therewith, Post shall deliver to Computershare Trust Company, N.A. (the “Transfer Agent”) a duly executed irrevocable transfer instruction, in customary form for the Transfer Agent (the “Transfer Agent Instruction Letter”).

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(d)Each of the Funding Incremental Term Loan Lenders, in its capacity as a lender under the Credit Agreement, and Post hereby agrees that upon consummation of the Exchange and payment to the Incremental Administrative Agent of the Cash Interest Amount and payment of expenses of the Incremental Administrative Agent due and payable under the Credit Agreement by or on behalf of Post, (i) the aggregate principal amount of Series A Incremental Term Loans outstanding shall be automatically reduced by the Exchange Prepayment Amount, with such reduction being applied to the Series A Incremental Term Loans of each Funding Incremental Term Loan Lender pro rata in accordance with the principal amount of Series A Incremental Term Loans held by each such Funding Incremental Term Loan Lender as of the time of execution hereof (as set forth across from each such Funding Incremental Term Loan Lender’s name on Schedule I hereto), and (ii) the Remaining Principal Amount of the Series A Incremental Term Loans shall remain outstanding pursuant to the Incremental Term Loan Joinder and the Credit Agreement until maturity of the Series A Incremental Term Loans or earlier prepayment in accordance with the terms thereof; provided, however it is acknowledged and agreed that any expenses of the Incremental Administrative Agent due and payable under the Credit Agreement by or on behalf of Post referred to above shall be paid following the Closing Date.
2.Cash Payment. On the Closing Date, subject to and conditioned upon consummation of the Exchange, Post shall pay (or cause to be paid), by wire transfer in immediately available funds, to the Incremental Administrative Agent, an amount equal to accrued interest to, but excluding, the Closing Date in respect of the Exchange Prepayment Amount of the Series A Incremental Term Loans (the “Cash Interest Amount”).
3.Representations and Warranties.
(a)Post hereby represents and warrants to each Funding Incremental Term Loan Lender that, as of the date hereof and as of the Closing Date:
(i)(A)    Post is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Post has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.
(B)This Agreement has been duly executed and delivered by Post and, assuming its valid authorization, execution and delivery by each of the Funding Incremental Term Loan Lenders, constitutes a legal, valid and binding obligation of Post, enforceable against Post in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

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(ii)No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) or nongovernmental third party is required to be obtained or made by Post in connection with the execution, delivery and performance of this Agreement, except as have been previously obtained or made or shall be made or obtained on or prior to the Closing Date and except where the failure to obtain or make such consent, approval, license, permit, order or authorization of, or registration, declaration or filing would not have a material adverse effect on the financial position, shareholders’ equity or results of operations of Post and its subsidiaries, taken as a whole, or materially adversely affect the ability of Post to perform its obligations hereunder.
(iii)Neither the consummation of the transactions herein contemplated to be undertaken by Post nor the fulfillment of Post’s or any of its subsidiaries’ obligations hereunder resulted or will result in a breach by Post or any of its subsidiaries of any of the terms and provisions of, or constitutes a default under or violation of, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which Post or any of its subsidiaries is a party or by which any of them are bound, (B) Post’s charter or bylaws or (C) any order, rule or regulation applicable to Post or any of its subsidiaries of any Governmental Entity having jurisdiction over Post or any of its subsidiaries or any of their respective properties, except in the case of clauses (A) and (C) as would not have a material adverse effect on the financial position, shareholders’ equity or results of operations of Post and its subsidiaries, taken as a whole, or materially adversely affect the ability of Post to perform its obligations hereunder.
(iv)Post has as of the date hereof, and immediately prior to the Closing will have, good and valid title to the Transferred Retained Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges or similar restrictions of any kind (collectively, “Liens”), other than restrictions on transferability imposed by the Securities Act and the securities or Blue Sky laws of any relevant jurisdiction; and, upon the consummation of the Exchange and upon transfer of the Transferred Retained Shares by Post to each Funding Incremental Term Loan Lender (or its designee) at the Closing as part of the Exchange pursuant to the terms hereof, each such Funding Incremental Term Loan Lender (or its designee) will acquire good and valid title to the Transferred Retained Shares received by it, free and clear of any Liens (other than those arising from acts of such Funding Incremental Term Loan Lender or any of its affiliates and restrictions on transferability imposed by the Securities Act and the securities or Blue Sky laws of any relevant jurisdiction).

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(v)Each of Post and each of its subsidiaries, as applicable, has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and none of Post or its subsidiaries has relied on the Funding Incremental Term Loan Lenders or any of their respective affiliates, legal counsel of the Funding Incremental Term Loan Lenders or any of their respective affiliates, or any other advisor of the Funding Incremental Term Loan Lenders or any of their respective affiliates (in their capacity as such) for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.
(vi) (a) Post received a final signed Unqualified Tax Opinion (as defined in Exhibit G to the Transaction Agreement), addressed to Post and dated as of March 10, 2022 (the “355 Tax Opinion”) and (b) Old BellRing received a final signed Unqualified Tax Opinion, addressed to Old BellRing and dated as of March 10, 2022 (the “BellRing Tax Opinion”). Neither the 355 Tax Opinion nor the BellRing Tax Opinion has been revoked in whole or in part and Post has no reason to believe that there is any basis for the 355 Tax Opinion or the BellRing Tax Opinion to be revoked in whole or in part.
(b)Each Funding Incremental Term Loan Lender, severally and not jointly, hereby represents and warrants to Post that, as of the date hereof and as of the Closing Date:
(i)Such Funding Incremental Term Loan Lender is a corporation, limited liability company or other entity duly incorporated or formed and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Such Funding Incremental Term Loan Lender has all requisite corporate or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Funding Incremental Term Loan Lender and, assuming its valid authorization, execution and delivery by Post and each other Funding Incremental Term Loan Lender party hereto, constitutes a legal, valid and binding obligation of such Funding Incremental Term Loan Lender, enforceable against such Funding Incremental Term Loan Lender in accordance with its terms, subject to the Enforceability Exceptions.
(ii)No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity or nongovernmental third party is required to be obtained or made by or with respect to such Funding Incremental Term Loan Lender in connection with the execution, delivery and performance of this Agreement, except as have been previously obtained or made or shall be made or obtained prior to the Closing Date.

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(iii)None of the execution, delivery or performance by such Funding Incremental Term Loan Lender, the consummation of the Exchange or any other of the transactions herein contemplated to be taken by such Funding Incremental Term Loan Lender or the fulfillment of such Funding Incremental Term Loan Lender’s obligations hereunder will result in a breach by such Funding Incremental Term Loan Lender of any of the terms and provisions of, or constitute a default under or violation of, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which such Funding Incremental Term Loan Lender is a party or by which such Funding Incremental Term Loan Lender is bound, (B) the certificate of incorporation, bylaws, certificate of formation, operating agreement and/or other charter documents, as applicable, of such Funding Incremental Term Loan Lender or (C) any order, rule or regulation applicable to such Funding Incremental Term Loan Lender of any Governmental Entity having jurisdiction over such Funding Incremental Term Loan Lender or any of its properties, except, in the case of clauses (A) and (C), as would not reasonably be expected to have a material adverse effect on the financial position, shareholders’ equity or results of operations of such Funding Incremental Term Loan Lender or materially adversely affect the ability of such Funding Incremental Term Loan Lender to perform its obligations hereunder.
(iv)Such Funding Incremental Term Loan Lender is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement.
(v)Such Funding Incremental Term Loan Lender has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and it has not relied on Post or Post’s affiliates, legal counsel of Post or any of Post’s affiliates, or any other advisor of Post or any of Post’s affiliates (in their capacity as such) for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.
4.Conditions.
(a)The obligations of the Funding Incremental Term Loan Lenders to consummate the Exchange as contemplated hereunder at the Closing shall be subject to the satisfaction (or waiver by the Funding Incremental Term Loan Lenders) of the following conditions:
(i)Each of Lewis Rice LLC and Cleary Gottlieb Steen & Hamilton LLP shall have furnished an opinion, dated the Closing Date and addressed to the Funding Incremental Term Loan Lenders, in substantially the form of Exhibit A and Exhibit B hereto, respectively.
(ii)No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing the consummation of the Exchange or the other transactions contemplated hereunder.

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(iii)The representations and warranties of Post in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and Post shall have complied in all material respects with all the agreements on its part to be performed pursuant to the terms hereof at or prior to the Closing Date, and Post shall have furnished to the Funding Incremental Term Loan Lenders a certificate of Post, in form reasonably satisfactory to the Funding Incremental Term Loan Lenders, signed by the Chief Executive Officer and the Executive Vice President, General Counsel and Chief Administrative Officer, Secretary of Post, or other officers satisfactory to the Funding Incremental Term Loan Lenders (in the name of and on behalf of Post and not in an individual capacity), dated the Closing Date, to the foregoing effects.
(iv)Post shall have delivered to the Incremental Administrative Agent the Prepayment Notice setting forth the Exchange Prepayment Amount.
(v)Post shall have paid (or caused to be paid) (a) the Cash Interest Amount pursuant to Section 2 hereof and (b) to the extent invoiced two days prior to the Closing Date, the expenses due under Section 5 hereof
(vi)Post shall have delivered the Transfer Agent Instruction Letter to the Transfer Agent pursuant to Section 1(c) hereof.
(vii)The Underwriting Agreement shall remain in full force and effect and all of the conditions precedent set forth in Section 8 of the Underwriting Agreement (except for consummation of the Exchange) shall have been satisfied (or waived by the Underwriters in accordance with the Underwriting Agreement) prior to or, where applicable, substantially concurrently with, the Closing.
In case any of such conditions shall not have been satisfied or waived on or prior to the Closing Date, or if the Underwriting Agreement shall have been terminated in accordance with its terms prior to the consummation of the Exchange, this Agreement may be terminated by the Funding Incremental Term Loan Lenders by delivering written notice of termination to Post. Any such termination shall be without liability of any party hereto to any other party hereto except to the extent (i) arising from a willful breach of this Agreement prior to termination by any party hereto or (ii) provided in the Underwriting Agreement.
(b)The obligations of Post to consummate the Exchange as contemplated hereunder at the Closing shall be subject to the satisfaction (or waiver by Post) of the following conditions:
(i)The representations and warranties of the Funding Incremental Term Loan Lenders in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Funding Incremental Term Loan Lenders shall have complied in all material respects with all of the agreements on its part to be performed at or prior to the Closing Date pursuant to the terms hereof.

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(ii)No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing the consummation of the Exchange or the other transactions contemplated hereunder.
In case any of such conditions shall not have been satisfied or waived on or prior to the Closing Date, this Agreement may be terminated by Post by delivering written notice of termination to the Funding Incremental Term Loan Lenders. Any such termination shall be without liability of any party hereto to any other party hereto except to the extent (i) arising from a willful breach of this Agreement prior to termination by any party hereto or (ii) provided in the Underwriting Agreement; provided, none of the Funding Incremental Term Loan Lenders shall have any liability pursuant to this paragraph for any willful breach of this Agreement of the other Funding Incremental Term Loan Lenders.
5.Expenses. At the Closing Date, Post shall reimburse each Funding Incremental Term Loan Lender for its reasonable and documented, out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the reasonable fees and expenses of Latham & Watkins LLP.
6.Relationship of Parties.
(a)    All acquisitions of the Transferred Retained Shares by the Funding Incremental Term Loan Lenders (or their designees), the Exchange and related transactions contemplated pursuant to this Agreement, any resales or offerings by the Funding Incremental Term Loan Lenders (or their designees) of the Transferred Retained Shares and all other acts or omissions of the Funding Incremental Term Loan Lenders in connection with this Agreement are for the Funding Incremental Term Loan Lenders’ own respective accounts and not for the account of Post or any of its subsidiaries. No principal-agent relationship is, or is intended to be, created between Post or any of its subsidiaries and any of the Funding Incremental Term Loan Lenders or any of their respective affiliates or designees by any of the provisions of this Agreement. Post acknowledges and agrees that each Funding Incremental Term Loan Lender is acting solely in the capacity of arm’s length contractual counterparty to Post and each of its subsidiaries with respect to the transactions contemplated hereby (including in connection with determining the terms of the offering under the Underwriting Agreement applicable to the Selling Stockholders (as defined in the Underwriting Agreement)) and not as a financial advisor or a fiduciary to, or an agent of, Post, any of its subsidiaries or any other person. Except as provided herein, the Funding Incremental Term Loan Lenders and any of their respective affiliates, on the one hand, and Post, any of its subsidiaries and any of their respective affiliates, on the other hand, have not entered into any arrangement or agreement, whether written or oral, regarding (1) the sale, disposition or other transfer of the Series A Incremental Term Loans by the Funding Incremental Term Loan Lenders, or (2) the reduction or elimination of the Funding Incremental Term Loan Lenders’ respective risks of loss related to owning and holding the Series A Incremental Term Loans; provided, that, for the avoidance of doubt, any of the Funding Incremental Term Loan Lenders may enter into one or more other financial transactions to hedge such risk with a party other than (i) Post or any of its subsidiaries or any of its or their respective affiliates and (ii) a party related to Post.

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(b)    None of the Funding Incremental Term Loan Lenders shall have any liability hereunder for any actions or omissions of the other Funding Incremental Term Loan Lenders and the obligations of the Funding Incremental Term Loan Lenders under this Agreement are several and not joint.
(c)    Each party executing this Agreement as designee of its affiliated Funding Incremental Term Loan Lender is signing this Agreement only as designee on behalf of such Funding Incremental Term Loan Lender, and makes no representation or warranty hereunder and shall otherwise have no obligations or liability hereunder.
7.Consent. This Agreement constitutes an agreement contemplated by Section 5 of the Incremental Term Loan Joinder and, pursuant thereto and hereto, each Funding Incremental Term Loan Lender hereby consents to the repayment of the principal amount of the Exchange Prepayment Amount of the Series A Incremental Term Loans by transfer of the Transferred Retained Shares, in each case in accordance with the terms of this Agreement.
8.Survival of Provisions. The respective agreements, representations, warranties and other statements of Post and the Funding Incremental Term Loan Lenders set forth in, or made pursuant to, this Agreement will remain in full force and effect in accordance with their terms regardless of any investigation made by, or on behalf of, the Funding Incremental Term Loan Lenders, Post or any of their respective representatives or affiliates.
9.Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a nationally recognized courier service to the parties hereto at the following address or sent by electronic transmission to the parties specified below:

If to the Funding Incremental Term Loan Lenders, to:	c/o J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 email: john.h.fiore@jpmorgan.com michael.r.janik@jpmorgan.com
If to Post, to:	Post Holdings, Inc. 2503 S. Hanley Road St. Louis, Missouri 63144 Attention: General Counsel email: diedre.gray@postholdings.com; matt.mainer@postholdings.com
10.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder. This Agreement may not be assigned by any party hereto without the written consent of the other parties hereto.

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11.Applicable Law. This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such state.
12.Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 9 shall be deemed effective service of process on such party.
13.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the United States federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

POST HOLDINGS, INC.

By:	/s/ Diedre J. Gray
Name:	Diedre J. Gray
Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

[Signature Page to Exchange Agreement

FUNDING INCREMENTAL TERM LOAN LENDERS:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam Fernandez
Name:	Adam Fernandez
Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ Regina Tarone
Name:	Regina Tarone
Title:	Managing Director

BARCLAYS CAPITAL INC., as designee of Barclays Bank Plc

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Authorized Signatory

CITICORP NORTH AMERICA, INC.

By:	/s/ Justin Tichauer
Name:	Justin Tichauer
Title:	Managing Director & Vice President

CITIGROUP GLOBAL MARKETS INC., as designee of Citicorp North America, Inc.

By:	/s/ Justin Tichauer
Name:	Justin Tichauer
Title:	Managing Director

[Signature Page to Exchange Agreement]
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GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

GOLDMAN SACHS & CO. LLC, as designee of Goldman Sachs Lending Partners LLC

By:	/s/ Ryan Cunn
Name:	Ryan Cunn
Title:	Managing Director, Equity Capital Markets

MORGAN STANLEY BANK, N.A.

By:	/s/ Brendan MacBride
Name:	Brendan MacBride
Title:	Authorized Signatory

MORGAN STANLEY & CO. LLC, as designee of Morgan Stanley Bank, N.A.

By:	/s/ Josh Kamboj
Name:	Josh Kamboj
Title:	Authorized Signatory

[Signature Page to Exchange Agreement]
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